August 25, 2020
John Weisenseel

Dear John:

This letter sets forth the terms of your Agreement with AllianceBernstein Corporation (the "Company") and AllianceBernstein L.P. (the "Partnership").

1.Effective as of September 30, 2021 (the "Retirement Date"), your employment as an officer of the Company and as an employee of the Partnership will terminate. You will continue to work full-time until February 12, 2021 in your current position as Chief Financial Officer, reporting to Ali Dibadj, with the expectation that you will sign the Partnership’s 2020 annual report on Form 10-K, provided that it is filed on or before February 12, 2021. From February 13, 2021 until the Retirement Date, your title will be Senior Advisor and you will be available by phone upon reasonable request to address questions or provide historical context related to pertinent firm topics.

2.Payments/Benefits. (a) Until the Retirement Date and continuing for a period of 26 weeks thereafter, your base salary shall continue to be paid, through the regular payroll on regular payroll dates, at the rate of $375,000, less applicable tax withholdings and other payroll deductions. In addition, for year-end 2020, you shall be awarded total year-end compensation of no less than your 2019 total year-end incentive compensation award (the "Incentive Compensation"). The Incentive Compensation will be allocated in accordance with the cash/deferred formulas the firm uses as a whole. The deferred portion of the Incentive Compensation shall be awarded pursuant to the terms and conditions of the Incentive Compensation Award Program (''ICAP") provided you execute an ICAP Award Agreement (the "ICAP Agreement"). The cash portion of the Incentive Compensation, less applicable tax withholdings and other payroll deductions, shall be paid to you in the Company's second payroll in December of 2020. Payment and delivery, as applicable, of the Incentive Compensation shall be subject to you complying with the terms of (a) this Agreement and (b) your award agreements under ICAP. In addition, subject to you complying with the terms of this agreement, you shall receive (i) a lump sum cash payment of $250,000 (less applicable tax withholdings and other payroll deductions) to be made in the first pay period immediately after September 30, 2021, and (ii) the vesting on September 30, 2021 and, per your election, delivery on March 31, 2027 of 113,266 limited partnership units in AllianceBernstein Holding L.P. (“Restricted Units”) which represents a pro rata vesting through September 30, 2021 of the Restricted Units awarded pursuant to your letter agreement dated April 24, 2018 (“2018 Award”). The Compensation Committee has determined pursuant to the 2017 Plan (as that term is hereinafter defined) (1) to accelerate vesting of the Restricted Units in accordance with the provisions for acceleration of vesting upon termination without Cause set forth in the 2018 Award, and (2) that your election to defer payment of the Restricted Units to March 31, 2027 complies with the requirements of the 2017 Plan and is authorized by the Compensation Committee. The Company and the

Partnership hereby confirm all performance requirements set forth in the 2018 Award have been satisfied.

ii.As of the Retirement Date, your participation in and contributions to all welfare, non-qualified and qualified plans of the Partnership and its affiliates, including, but not limited to, the AllianceBernstein Partners Compensation Plan, ICAP, the 2017 Long Term Incentive Plan (the "2017 Plan"), the 2010 Long Term Incentive Plan (the "2010 Plan"), the Profit Sharing Plan for Employees of AllianceBernstein L.P. (the "Profit Sharing Plan") and the Retirement Plan for Employees of AllianceBernstein L.P. ( the "Retirement Plan") , shall cease, and your rights to a distribution, rollover, form of payment, exercise or deferral regarding your account balances shall be determined in accordance with the terms and conditions of the respective plans and associated agreements. For the avoidance of doubt, subject to you complying with the terms of this Agreement, your termination shall be a "termination without cause" for purposes of your eligibility following the Retirement Date for continued vesting of your unvested benefits in accordance with the terms of your award agreements pursuant to ICAP.

iii.Until the Retirement Date, and continuing for a period of 26 weeks thereafter, and in accordance with applicable Company policy, as amended from time to time, the Partnership will continue in effect your medical and dental coverage, for you and your family, under its groups plans, subject to any changes, amendments or modifications that may be made by the Company to such benefits from time to time, including, but not limited to, discontinuing such coverage. As of March 31, 2022, you will be eligible to elect to continue your current level of dental coverage, and as of April 1, 2022, you will be eligible to elect your current level of medical coverage pursuant to COBRA and subject to any changes, amendments or modifications that may be made to the plan from time to time, including, but not limited, discontinuing such coverage. You acknowledge that all other benefits cease as of your last day of employment.

iv.In accordance with Company policy, following the Retirement Date, you shall benefit from the 50% asset management fee discount applicable to former employee and employee• related accounts), subject to any changes, amendments or modifications that may be made by the Company to this policy.

3.Acknowledgment. You hereby acknowledge that you have carefully read this Agreement, fully understand and accept all of its provisions and signed it voluntarily of your own free will. You further acknowledge that you have been provided a full opportunity to review and consider the terms of this Agreement and have been advised by the Company to seek the advice of legal counsel of your choice. You acknowledge that you have been given a period of 21 days to consider this Agreement. You may revoke this Agreement within seven days of your signing it. For such revocation to be effective, written notice must be received by the Company no later than the close of business on the seventh day after you sign this Agreement. If you revoke this Agreement, it shall be of no further force and effect.

4.Release. (a) In consideration of the payments and benefits to be provided to you pursuant to Section 2 above, you, your heirs, executors, administrators, trustees, legal representatives, successors and assigns (hereinafter referred to collectively as "Releasors") forever release and discharge the Company and the Partnership, and their past, present and/or future parent entities, subsidiaries, divisions, affiliates and related business entities, assets, employee benefit plans or funds, successors or assigns and any and all of their past, present and/or future officers, directors, fiduciaries, partners, attorneys, employees, agents, trustees, administrators or assigns, whether acting as agents for the Company or the Partnership or in their individual capacities (hereinafter referred to collectively as "Company Entities") from any and all claims, demands, causes of action, fees and liabilities relating to your employment with the Company and Partnership or your separation of such employment of any kind whatsoever, whether known or unknown, which Releasors ever had, now have, or may have against any of the Company Entities by reason of any act, omission, transaction, practice, plan, policy, procedure, conduct, occurrence, or other matter up to and including the date of this Agreement; provided, however, that this Agreement shall not release any claims for (i)the payments and benefits set forth herein, including but not limited to the vesting and delivery of Restricted Units under your 2018 Award, (ii) benefits which you have as a participant in the AllianceBernstein Partners Compensation Plan, ICAP, the 2010 Plan, the 2017 Plan, the Profit Sharing Plan and the Retirement plan in accordance with the terms of such plans, or (iii) defense and indemnity under the Partnership's partnership agreement, directors' and officers' liability and fiduciary liability (or other third party liability) insurance and/or applicable law.

v.Without limiting the generality of the foregoing, and except as provided in Section 4(a)(i)-(iii) above, this Section 4 is intended to and shall release the Company Entities from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have against the Company Entities, up to and including the date of this Agreement, arising out of your employment and/or your separation of employment with the Company or Partnership, including, but not limited to: (i) any claim under the Age Discrimination in Employment Act ("ADEA''), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, and the Family and Medical Leave Act; (ii) any claim under the New York State Human Rights Law or the New York City Administrative Code; (iii) any other claim (whether based on federal, state, or local law, statutory or decisional) relating to or arising out of your employment, the terms and conditions or such employment, the termination of such employment, and/or any of the events relating directly or indirectly to or surrounding the termination of that employment, including but not limited to breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages; (iv) any claim for attorneys' fees, costs, disbursements and/or the like; and (v) any claim for remuneration of any type, including, without limitation, any claim for any deferred or unvested compensation (except as specifically set forth in this Agreement).

vi.You represent and warrant that you have not commenced, maintained, prosecuted or participated in any action, suit, charge, grievance, complaint or proceeding of any kind against the Company Entities in any court or before any administrative or legislative body or agency and/or that you are hereby withdrawing with prejudice any such complaints, charges, or actions that you may have filed against the Company Entities. You further acknowledge and agree that by virtue of the foregoing, you have waived all relief available to you (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this Section 4.

vii.Except as provided in Section 4(a)(i)-(iii) above, you further covenant that you shall not sue, or otherwise consent to participate in any action against, and shall not assist in the instigation, commencement, maintenance, or prosecution of any action, suit, proceeding, or charge against any of the Company Entities based upon any matter whatsoever (except as otherwise required by law), nor shall you testify, assist, or participate (except in response to subpoena or judicial order) in such action, suit, proceeding or charge. This Section 4 shall not prevent you from filing a charge with the relevant federal, state or local administrative agency, but you agree to waive your rights with respect to any monetary or other financial relief arising from any such administrative proceeding. You further understand that the provision of this paragraph shall not be effective with respect to, or adversely affect your rights under, the ADEA with respect to any challenge you make under the ADEA to the validity of this Agreement.

viii.In further consideration of the payments and benefits to be provided to you pursuant to Section 2, you shall execute and deliver to the Company the release annexed hereto as Exhibit A within five (5) days after the Retirement Date.

ix.In consideration of your agreements hereunder, the Company Entities forever release and discharge you from any and all known claims, demands, causes of action, fees and liabilities relating to your employment with the Company and the Partnership and relating to your separation therefrom, which Company Entities ever had, now have or may have against you by reason of any act, omission, transaction, practice, conduct, occurrence, or other matter up to and including the date of this Agreement; provided however, that this release shall not include any claims related to your subsequent breach of this Agreement. Within five (5) days after the Retirement Date, the Company Entities shall deliver to you a release that is substantially similar to the release contained in this paragraph 4(f).

5.Confidentiality. (a) As an employee of the Partnership, you have had access to confidential and proprietary information of the Partnership and/or its employees (the "Confidential Information"). You acknowledge and agree that the Confidential Information is confidential and proprietary to the Partnership and its employees and that disclosure or use of any of the Confidential Information would be detrimental to the Partnership and/or its clients. You agree that any and all Confidential Information shall be kept confidential and you further agree that you shall not furnish or disclose to any third party or use, directly or indirectly, for your own use or benefit or that of any other person or entity any Confidential Information of the Partnership, nor shall you attempt to access any Confidential Information. In the event that you are: (i) threatened or served with an action or motion to force disclosure of Confidential Information, or (ii) compelled to disclose Confidential Information by valid order of a court or other government entity with the authority to compel the disclosure of such information, you will notify the Partnership in writing (unless such notification would violate applicable law), and as promptly as possible (and prior to making any disclosure if possible), in order to provide the Partnership the opportunity to intervene and object to, or seek restrictions on, the disclosure of such Confidential Information. If, nevertheless, the Confidential Information is ordered to be disclosed, you will furnish only that portion of the Confidential Information as directed by the Court. You will notify the Partnership immediately upon your discovery of any unauthorized use or disclosure of Confidential Information or any other breach of this paragraph. You agree to cooperate with the Partnership at its sole expense in every reasonable way to help the Partnership regain possession of such Confidential Information and prevent its further unauthorized use.

(b)Nothing in this Agreement prohibits you from reporting possible violations of law or regulation to any governmental agency or entity, or self-regulatory authority, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or the Financial Industry Regulatory Authority (collectively, the "Regulators"),or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. You do not need the prior authorization of the Partnership to make any such reports or disclosures and you are not required to notify the Partnership that you have made such reports or disclosures. Further, nothing in this Agreement prohibits or restricts you (or your attorney) from filing a charge, responding to an inquiry, participating in an investigation, or providing testimony about this Agreement or its underlying facts and circumstances by, with, or before any Regulator. Nevertheless, you acknowledge and agree that by virtue of this Agreement you have waived any relief available to you (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this Agreement. Therefore, you agree that you will not accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement; provided, however, that nothing contained herein shall preclude you from receiving a monetary award from the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, 15 U.S.C.
§ 78u-6.

6.Cooperation. The purpose of this paragraph is to effect a reasonable and orderly transition of your management responsibilities. Accordingly, until February 12, 2021, you shall (a) exercise care and direct oversight in your management duties and maintain normal business hours until such specific duties have been transitioned effectively and up to the reasonable communicated expectations of Ali Dibadj; (b) reasonably assist the Firm with the transition of your work responsibilities including but not limited to being available to attend internal meetings with Company personnel; and (c) be available to speak, or meet with, your staff and service providers as reasonably determined by Ali Dibadj. It is understood and agreed that at any time prior to February 12, 2021, the Company may limit, or deny, you access to the Company's offices. From February 13, 2021 until the Retirement Date, you will not be expected to be in the Company’s offices but will be available by phone upon reasonable request to address questions as provided in Section 1 above.

        You, the Company and the Partnership shall cooperate in good faith to prepare internal and external communication plans regarding your retirement. Any press release, Form 8K disclosure or other external statement, as well as any internal announcement regarding your retirement, whether written or verbal, shall be mutually agreed upon by you, the Company and Partnership.

In addition, you agree that you will reasonably assist and cooperate with the Company and the Partnership in connection with the defense or prosecution of any claim that may be made against or by the Company or the Partnership, or in connection with any ongoing of future investigation or dispute involving the Company or the Partnership, including preparing for testifying in any proceeding regarding pertinent knowledge you possess. The Company and Partnership agree to provide you with reasonable advance notice of any cooperation that will be required and will schedule any required cooperation to the maximum extent possible so as not to unreasonably interfere with your scheduled business, employment and personal activities. The Company will reimburse you for (or pay directly as incurred) all reasonable expenses incurred by you in connection with such assistance and cooperation obligations under this paragraph of Section 6, including your reasonably incurred legal fees and expenses if the parties hereto agree in good faith that, in providing such cooperation, it would be reasonable for you to retain counsel independent of the counsel for the Company and/or Partnership.

7.Partnership Property. No later than the Retirement Date, you shall return to the Partnership all documents, files and property belonging to the Partnership or the Company. For the avoidance of doubt, you may make and retain an electronic copy of your contacts list, calendar and any documents reasonably necessary in order for you to file your personal income tax returns.

8.This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in your case) and assigns. Any successor of the Company or the Partnership shall assume the obligations of the Company or the Partnership, as the case may be, under this Agreement and perform any duties and responsibilities in the same manner and to the same extent that the Company or the Partnership would be required to perform if no such succession had taken place.

9.Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect; however, the remaining provisions shall be enforced to the maximum extent possible. Further, if a court should determine that any portion of this Agreement is overbroad or unreasonable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part that aspect of the provision found overbroad or unreasonable.

10. 409A Compliance. The parties hereto intend that all benefits and payments to be made to you hereunder will be provided or paid to you in compliance with all applicable provisions of Section 409A of the Internal Revenue Code of 1986 as amended, and the regulations issued hereunder, and the rulings, notices, and other guidance issued by the Internal Revenue Service interpreting the same (the "Code"). If an amount is to be paid under this Agreement in two or more installments, each installment shall be treated as a separate payment for purposes of Section 409A.

11. Payment of Legal Fees. The Company and the Partnership agree that as additional consideration for you entering into this Agreement and your release hereunder, the Company, upon receipt of a customary invoice, will directly pay Fellig, Schwartz, LLC, on your behalf, for your reasonable attorneys’ fees incurred in connection with the negotiation and preparation of this Agreement up to a maximum of $20,000.

12.Board Membership. You may continue to serve on any non-profit board of directors of your choosing. From February 13, 2021 until the Retirement Date, you must request approval from AllianceBernstein to serve on the board of directors of any publicly traded company for which AllianceBernstein’s approval shall not be unreasonably withheld. Thereafter, there shall be no such restriction or approval requirement.

13.Entire Agreement. You shall continue to be bound by the post-termination restraints included in this Agreement and the ICAP Agreement for a termination without cause. For the avoidance of doubt, you will be bound by the employee non-solicit but not the non-compete provision of the ICAP Agreement. Except as expressly provided herein, effective as of the Retirement Date, all prior agreements relating to your employment by the Partnership and its affiliates will terminate and be of no further effect. This Agreement contains the entire understanding with respect to the subject matter hereof, and supersedes any and all prior agreements and understandings, whether written or oral, among you, the Company, the Partnership or any affiliate thereof with respect to the subject matter hereof. This Agreement may not be altered, modified or amended except by written instrument signed by you, the Company and the Partnership. This Agreement shall be governed by New York law, without reference to principles of conflicts of law. Jurisdiction and/or venue of any question involving the validity, interpretation or enforcement of this Agreement or any of its terms, provisions or obligations, or claims or breach thereof, shall exist exclusively in a court having subject matter jurisdiction located within the City and County of New York.

14.Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and to be an original signature for any and all purposes.

Sincerely,

ALLIANCEBERNSTEIN CORPORATION

By: /s/ Cathy Spencer

ALLIANCEBERNSTEIN L.P.

By: ALLIANCEBERNSTEIN CORORATION,
General Partner

By: /s/ Cathy Spencer

ACCEPTED AND AGREED

/s/ John Weisenseel
John Weisenseel

I, John Weisenseel, hereby elect to defer payment of the Restricted Units I will receive under the 2017 Plan pursuant to the 2018 Award, until March 31, 2027.

/s/ John Weisenseel
John Weisenseel

25th day of August, 2020

Exhibit A

In consideration for the Company's agreement to and performance of the terms of your Agreement dated August 24, 2020 (the “Agreement”), Employee agrees to release and discharge the Company, its subsidiaries, affiliates, successors, assigns, predecessors and any and all prior employers acquired by the Company (collectively referred to as the "Releasees") and each of the Releasees' directors, officers, agents and employees (collectively referred to as the "Releasees' Agents"), from all claims, demands, complaints, causes of action, obligations, promises, agreements, debts, expenses, fees and liabilities relating to Employee’s employment with the Company and the Partnership or Employee’s separation of such employment, that Employee has, had or may have against the Releasees or Releasees' Agents by reason of any actual or alleged act, omission, transaction, agreement, practice, policy, conduct, occurrence at any time up to and including the date Employee executes this Release, including, but not limited to, any claims arising out of Employee's employment, the terms and conditions of Employee’s employment and the termination of Employee’s employment with Company; provided, however, that this Release shall not release any claims for (i) the payments and benefits set forth in the Agreement, including but not limited to the vesting and delivery of Restricted Units (as defined in the Agreement) under your letter agreement dated April 24, 2018, (ii) vested benefits which you have as a participant in the AllianceBernstein Partners Compensation Plan, ICAP, the 2010 Plan, the 2017 Plan, the Profit Sharing Plan and the Retirement plan (as those terms are defined in the Agreement) in accordance with the terms of such plan, or (iii) defense and indemnity under the Partnership's partnership agreement, directors' and officers' liability and fiduciaries’ liability (or other third party liability) insurance and/or applicable law (it being agreed that the defense and indemnity provisions under the Partnership’s partnership agreement, and defense and indemnity as it relates to Employee’s role as a fiduciary of inhouse qualified plans, and/or under applicable law, shall be available to Employee prior to and after, and shall survive, the Retirement Date, as that term is defined in the Agreement, and Employee furnishing this Release). This includes, without limitation, a release of any rights or claims Employee may have based on: the Age Discrimination in Employment Act (“ADEA”); Title VII of the Civil Rights Act of 1964; The Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Worker Adjustment and Retraining Act; the New York State Human Rights Law; the Administrative Code of the City of New York; the New Jersey Law Against Discrimination; the New Jersey Conscientious Employee Protection Act; the New Jersey Family Leave Act; and the New Jersey Equal Pay Act and any other federal, state, or local law, statute, rule, regulation or common law cause of action related to or arising out of Employee’s employment, the terms and conditions the terms and conditions of Employee’s employment and the termination of Employee’s employment with Company. This Release covers both claims that Employee knows about and those he may not know about at this time. Employee agrees that he is releasing claims to the fullest extent permitted by law. This Release does not waive any rights or claims that Employee may have which arise after Employee signs this Release or affect any benefits or rights that vested prior to Employee’s execution of this Release.

Employee promises not to file a lawsuit or initiate an arbitration asserting any claims that are released by this Release; provided, however, that nothing in this Release shall prevent Employee from exercising Employee’s right under the Older Workers Benefit Protection Act of 1990 to challenge the validity of Employee’s waiver of claims under the Age Discrimination in Employment Act set forth in the Agreement.
Signed before me this

         day of  , 2021

        Notary Public     John Weisenseel

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